Exhibit 99.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 13, 2003


                   QUALITY DINING, INC.
---------------------------------------------------------
(Exact name of registrant as specified in its charter)


Indiana                    000-23420               35-1804902
---------------------------------------------------------------
(State or other          (Commission             (IRS Employer
jurisdiction of           File Number)       Identification No.)
incorporation)


                      4220 Edison Lakes Parkway
                Mishawaka, Indiana      46545
          ----------------------------------------------------
          (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (574) 271-4600


                       Not Applicable
------------------------------------------------------------
(Former name or former address, if changed since last report)





ITEM 5.OTHER EVENTS AND REGULATION FD DISCLOSURE


On June 12, 2003 the Registrant issued a press release that announced its second quarter results for 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.










Item 7. Financial Statements

(c) Exhibits

    99.1 Press release dated June 12, 2003.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 13, 2003

QUALITY DINING, INC.

/S/ John C. Firth
-----------------------------
John C. Firth
Executive Vice President and
General Counsel
































FOR IMMEDIATE RELEASEContact:John C. Firth
Executive Vice President and General Counsel
(574) 243-6616


QUALITY DINING REPORTS SECOND QUARTER RESULTS

MISHAWAKA, Ind. (June 12, 2003) - Quality Dining, Inc. (NASDAQ/NM:QDIN) today announced total revenues of $52.3 million for the second quarter of fiscal 2003 versus $60.6 million during the same period in fiscal 2002. For the 28 weeks ended May 11, 2003, the Company reported total revenues of $121.3 million versus $139.1 million in the comparable period during fiscal 2002.

The Company reported a net loss of $280,000, or $0.02 per diluted share, for the second quarter of fiscal 2003 compared to net income of $1.2 million, or $0.11 per diluted share, for the same period in fiscal 2002. For the first 28 weeks of fiscal 2003, the Company reported a net loss of $101,000, or $0.01 per diluted share, compared to a net income of $2.2 million, or $0.19 per diluted share, for the comparable period in fiscal 2002.

Commenting on the quarter, Daniel B. Fitzpatrick, chairman, president and chief executive officer said, "During the second quarter, our operating results remained consistent with those in the first quarter. We are very pleased that our Chili's business continued its solid performance. However, our Burger King business continued to experience disappointing sales."

As previously announced, the Company resolved the sole remaining lawsuit related to the bagel-related businesses, which it divested in 1997. Under the terms of the settlement, Quality Dining received a cash payment of $3,750,000 in the second quarter. As a result, the Company recorded the net recovery of $3,459,000 as other income during the second quarter of fiscal 2003. Commenting on the settlement, Mr. Fitzpatrick said, "The settlement of the last bagel-related lawsuit is a welcome development for our Company which allowed us to reduce our debt. Additionally, we will now be able to concentrate our financial resources and management attention on improving our business."

The Company also announced that it has recently concluded the sale of three of its remaining 16 Grady's American Grill restaurants. In light of these disposals and the continued decline in sales and cash flow in its Grady's American Grill division, the Company reviewed the carrying amounts for the balance of its Grady's American Grill Restaurant assets. Based on this review, in the second quarter the Company recorded non-cash impairment charges in the aggregate amount of $4,411,000 to reduce their carrying amounts to their estimated fair market value.
Quality Dining owns the Grady's American Grill (R)Papa Vino's Italian Kitchen(TM) and Spageddies Italian Kitchen (TM) concepts and operates Burger King(R) restaurants and Chili's Grill & Bar(R) restaurants as a franchisee. As of June 12, 2003, the Company operates 118 Burger King restaurants,
34 Chili's Grill & Bar restaurants, 13 Grady's American Grill restaurants, 6 Papa Vino's Italian Kitchen restaurants and 3 Spageddies Italian Kitchen restaurants.

This press release contains and incorporates forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company's development plans and trends in the Company's operations and financial results. Forward-looking statements can be identified by the use of words such as "anticipates," "believes," "plans," "estimates," "expects," "intends," "may," and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that the Company will actually achieve the plans, intentions and expectations discussed in these forward-looking statements. Actual results may differ materially. Among the risks and uncertainties that could cause actual results to differ materially are the following: the availability and cost of suitable locations for new restaurants; the availability and cost of capital to the Company; the ability of the Company to develop and operate its restaurants; the ability of the Company to sustain sales and margins in the increasingly competitive environment; the hiring, training and retention of skilled corporate and restaurant management and other restaurant personnel; the integration and assimilation of acquired concepts; the overall success of the Company's franchisors; the ability to obtain the necessary government approvals and third-party consents; changes in governmental regulations, including increases in the minimum wage; the results of pending litigation; and weather and other acts of God. The Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

























                                      QUALITY DINING, INC.
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (Unaudited)
                           (In thousands, except per share amounts)

                                Twelve Weeks Ended   Twenty-Eight Weeks Ended
                                   May 11,      May 12,    May 11,    May 12,
                                    2003        2002       2003        2002
Revenues:                           -------    -------    -------     -------
  Burger King                     $  24,985  $  28,262  $  58,222   $  63,806
  Chili's Grill & Bar                18,616     17,695     42,132      40,249
  Grady's American Grill              4,509     10,757     11,092      25,947
  Italian Dining Division             4,163      3,918      9,808       9,137
                                    -------    -------    -------     -------
Total revenues                       52,273     60,632    121,254     139,139
                                    -------    -------    -------     -------
Operating expenses:
Restaurant operating expenses:
    Food and beverage                14,437     17,334     33,365      39,689
    Payroll and benefits             15,314     17,699     36,126      41,668
    Depreciation and amortization     2,347      2,461      5,575       5,648
    Other operating expenses         13,537     15,326     32,123      34,994
                                    -------    -------    -------     -------
Total restaurant operating expenses  45,635     52,820    107,189     121,999
                                    -------    -------    -------     -------
Income from restaurant operations     6,638      7,812     14,065      17,140
  General and administrative          4,031      4,708      8,937      10,265
  Impairment of assets and
    facility closing costs            4,411        204      4,411         204
  Amortization of intangibles            87         98        203         228
                                    -------    -------    -------     -------
Operating income (loss)              (1,891)     2,802        514       6,443
                                    -------    -------    -------     -------
Other income (expense):
  Recovery of note receivable         3,459          -      3,459           -
  Interest expense                   (1,782)    (1,945)    (4,207)     (4,715)
  Gain (loss) on sale of property
    and equipment                         7        245         (4)        170
  Other income (expense), net           257        297        710         727
                                    -------    -------    -------     -------
Total other income (expense), net     1,941     (1,403)       (42)     (3,818)
                                    -------    -------    -------     -------
Income before income taxes and
    discontinued operations              50      1,399        472       2,625
Income tax provision                    260        311        613         743
                                    -------    -------    -------     -------
Income (loss) from continuing
  operations                           (210)     1,088       (141)      1,882
Income (loss) from discontinued
  operations                            (70)       135         40         283
                                    -------    -------    -------     -------
Net income (loss)                   $  (280)   $ 1,223    $  (101)    $ 2,165
                                    =======    =======    =======     =======

Basic net income (loss) per share   $ (0.02)   $  0.11     $(0.01)    $  0.19
                                    =======    =======    =======     =======
Diluted net income (loss) per share $ (0.02)   $  0.11     $(0.01)    $  0.19
                                    =======    =======    =======     =======
Weighted average shares outstanding:
Basic                                11,311     11,206     11,311      11,206
                                    =======    =======    =======     =======
Diluted                              11,311     11,422     11,311      11,378
                                    =======    =======    =======     =======